UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) April 11, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the Company’s ability to satisfy the closing conditions for the Fisher transaction described below, including obtaining required governmental approvals and approval of the Fisher shareholders, the Company’s ability to satisfy the closing conditions for the previously announced Barrington and COX acquisitions and the acquisition of certain related license assets by third parties, including obtaining required governmental approvals, the Company’s ability to obtain financing to fund such acquisitions, the Company’s ability to maximize our operating synergies in connection with the acquisitions, the Company’s successful execution of our small market strategy, the volatility in the U.S. and global economies and financial credit markets which impact the Company’s ability to forecast or refinance its indebtedness as it comes due, the Company’s  news share strategy, the Company’s local sales initiatives, the execution of retransmission consent agreements, the Company’s ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”). There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 7.01. Regulation FD Disclosure.

On April 11, 2013, the Company issued a press release announcing the transaction disclosed in Item 8.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.  This press release is furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained therein shall not be incorporated by reference into any filing of the Company regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01. Other Events.

On April 11, 2013, the Company entered into a definitive merger agreement to acquire Fisher Communications, Inc. (“Fisher”) for $373.3 million.  Under the terms of the merger agreement, Fisher shareholders will receive $41.00 in cash for each share of Fisher common stock they own.  Fisher owns 20 television stations in eight markets, reaching 3.9% of U.S. TV households, and three radio stations in the Seattle market. Additionally, Fisher previously entered into an agreement to provide certain operating services for three television stations, including two simulcasts, pending regulatory approval.  The transaction is expected to close in the third quarter of 2013 subject to the approval of the Federal Communications Commission, antitrust clearance, the affirmative vote of two-thirds of Fisher’s outstanding shares and customary closing conditions.  The Company expects to finance the acquisition through cash on hand, a bank loan and/or by accessing the capital markets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits shall be deemed to be furnished and not filed.

99.1                        Press Release dated April 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek

	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: April 12, 2013